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Innospec Inc. Investor Relations

Andrew Hartley

+44-151-348-5846

Citigate Sard Verbinnen

Victoria Hofstad

+1-212-687-8080

OCTEL CORP. ANNOUNCES NAME CHANGE TO INNOSPEC INC.

New Name Underscores Company's Innovative and Growing Specialty Chemicals Business

NEWARK, DELAWARE, January 30, 2006 -- Octel Corp. (NYSE: OTL) announced that effective today it has changed its name to Innospec Inc. to more closely align the Company's branding with its innovative and growing specialty chemicals businesses. Shares of Innospec Inc. will continue to be listed on the New York Stock Exchange under the current trading symbol "OTL" until February 1, 2006, when trading will commence under the new ticker "IOP."

Innospec Inc. will continue to be the holding company for the existing Octel Corp. subsidiaries, and the entire global specialty chemicals group has been rebranded as Innospec Specialty Chemicals. There will be no changes to the Board of Directors and senior management as a result of the name change, and Paul W. Jennings will continue to serve as President and Chief Executive Officer and Jim Lawler will remain Chief Financial Officer of Innospec.

"This is the beginning of a new era for our business," said Paul Jennings, President and Chief Executive Officer, of Innospec Inc. "The Octel name served us well for many years but it no longer reflects the breadth of our specialty chemicals business today or the direction we are heading in the future."

Innospec divides its operations into three distinct business areas: Fuel Specialties (formerly Petroleum Specialties), Performance Chemicals, and Octane Additives (formerly the Tetra Ethyl Lead (TEL) business). Together, the three businesses manufacture and supply a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific.

  Innospec's Fuel Specialties business specialises in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions.
  Innospec's Performance Chemicals business includes a range of companies that manufacture performance chemicals used in the manufacture of such items as personal care products, household detergents, crop protection chemicals as well as in the plastics, paper and fungicides and in the metal plating and oil industries.
  Innospec's Octane Additives business is the world's only producer of tetra ethyl lead (TEL). The management team has a clear strategy in place to ensure the Company maximizes shareholder value from TEL supply while monitoring and reducing production in line with global demand.

"Innospec is a forward thinking and dynamic business that will prize innovation, technical knowledge and performance excellence," continued Mr. Jennings. "Our aim is to deliver a truly sustainable business that can make a positive contribution to the global specialty chemicals market for many years to come. We believe we have the resources to compete in a global market and deliver excellent shareholder value. Our markets are expanding and we are enthusiastic about the opportunities for Innospec ahead."

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements which address operating performance, events or developments that we expect or anticipate will occur in the future. Although such statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on forward-looking statements, which are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, changes in the terms of trading with significant customers or gain or loss thereof, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in non-U.S. activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury and other risks, uncertainties and assumptions identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and those identified in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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